Exhibit 5.1

May 1, 2019

Bison Capital Acquisition Corp.

609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing 100016

China

Re:	Registration Statement on Form S-4 of Bison Capital Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Bison Capital Acquisition Corp., a British Virgin Islands company (the “Company”), in connection with the registration statement on Form S-4, initially filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2019, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, the proposal of the Company to change its jurisdiction of incorporation by discontinuing as a company incorporated with limited liability under the BVI Business Companies Act, 2004 and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The continuing entity following the Domestication (“Bison Delaware”) will continue to be named Bison Capital Acquisition Corp.

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under Section 184 of the BVI Business Companies Act, 2004 and a domestication under Section 388 of the General Corporation Law of the State of Delaware, as amended, (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. In this opinion, we refer to the Company following effectiveness of the Domestication as “Bison Delaware.”

1450 Broadway, 26th Floor ■ New York, NY 10018 ■ t: 212.520.2210 ■ f: 212.202.6380 ■ www.Htflawyers.com

Upon effectiveness of the Domestication, Bison Delaware shall be deemed to be the continuing entity of the Company and the Domestication shall constitute a continuation of the existence of the Company in the form of a Delaware corporation. All of the Company’s currently issued and outstanding ordinary shares, no par value per share (the “Ordinary Shares”), will automatically be converted by operation of law, on a one-for-one basis, into shares of common stock of Bison Delaware, par value $0.0001 per share (the “Bison Delaware Common Stock”), in accordance with the terms of Bison Delaware’s Certificate of Incorporation. All rights and obligations of the Company under the Warrant Agreement and Right Agreement will become rights and obligations of Bison Delaware by operation of law. Each of the Company’s outstanding warrants (the “Warrants”) will become one warrant to acquire an equivalent number of shares of Bison Delaware Common Stock pursuant to the terms and subject to the conditions of the Warrant Agreement (the “Delaware Warrant”). Each of the Company’s outstanding rights (the “Rights”) will become one right to convert into an equivalent number of shares of Bison Delaware Common Stock pursuant to the terms and subject to the conditions of the Right Agreement (the “Delaware Right”). In addition, each of the Company’s outstanding units (the “Units”) will become one unit of Bison Delaware (the “Delaware Unit”), which will consist of one share of Bison Delaware Common Stock, one Delaware Right and one-half of one Delaware Warrant, as a result of the Domestication.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the form of Certificate of Incorporation of Bison Delaware to be effective upon the Domestication (the “Certificate of Incorporation”); (iii) the form of Bylaws of Bison Delaware to be effective upon the Domestication (the “Bylaws”); (iv) the Certificate of Domestication; (v) the Warrant Agreement, dated June 19, 2017, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); (vi) the Right Agreement, dated June 19, 2017, between the Company and Continental Stock Transfer & Trust Company (the “Right Agreement”); and (vii) a Specimen Unit Certificate of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL.

1450 Broadway, 26th Floor ■ New York, NY 10018 ■ t: 212.520.2210 ■ f: 212.202.6380 ■ www.Htflawyers.com

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the British Virgin Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable British Virgin Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

B. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

C. Prior to the issuance of the shares of Bison Delaware Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved and adopted the Domestication; and (iii) the Domestication will have been consummated in accordance with the DGCL.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Upon the filing of the Certificate of Domestication simultaneously with the Certificate of Incorporation with the DE Secretary of State, the Domestication will become effective and Bison Delaware shall be deemed to be the continuing entity of the Company and the Company will continue as a corporation incorporated under the laws of the State of Delaware.

1450 Broadway, 26th Floor ■ New York, NY 10018 ■ t: 212.520.2210 ■ f: 212.202.6380 ■ www.Htflawyers.com

2. Upon effectiveness of the Domestication, the issued and outstanding Ordinary Shares will be automatically converted by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Bison Delaware Common Stock.

3. Upon effectiveness of the Domestication, the Right Agreement will be automatically assumed by Bison Delaware by operation of law and all obligations of the Company under the Right Agreement will become valid and binding obligations of Bison Delaware, enforceable against Bison Delaware in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and each issued and outstanding Right will become one duly authorized, validly issued, fully paid and non-assessable Delaware Right.

4. Upon effectiveness of the Domestication, the Warrant Agreement will be automatically assumed by Bison Delaware by operation of law and all obligations of the Company under the Warrant Agreement will become valid and binding obligations of Bison Delaware, enforceable against Bison Delaware in accordance with its terms; subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and each issued and outstanding Warrant will become one duly authorized, validly issued, fully paid and non-assessable Delaware Warrant.

5. Upon effectiveness of the Domestication, the Unit will be automatically assumed by Bison Delaware by operation of law and all obligations of the Company under the Unit will become valid and binding obligations of Bison Delaware, enforceable against Bison Delaware in accordance with its terms; subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and each issued and outstanding Unit will become one duly authorized, validly issued, fully paid and non-assessable Delaware Unit.

6. Upon effectiveness of the Domestication, the shares of the Delaware Common Stock underlying the Delaware Warrants will have been duly authorized for issuance and, subject to the full payment of the exercise price therefor, when duly issued and delivered upon exercise of the Warrants in accordance with the terms and conditions set forth in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

1450 Broadway, 26th Floor ■ New York, NY 10018 ■ t: 212.520.2210 ■ f: 212.202.6380 ■ www.Htflawyers.com

7. Upon effectiveness of the Domestication, the shares of the Delaware Common Stock underlying the Delaware Rights will have been duly authorized for issuance and, when duly issued and delivered upon exercise of the Rights in accordance with the terms and conditions set forth in the Registration Statement and the Right Agreement, will be validly issued, fully paid and non-assessable.

8. Upon effectiveness of the Domestication, the shares of the Delaware Common Stock underlying the Delaware Units will have been duly authorized for issuance and, when duly issued and delivered in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof. We express no opinion herein as to any other laws, statutes, regulations or ordinances and we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ HUNTER TAUBMAN FISCHER & LI LLC

1450 Broadway, 26th Floor ■ New York, NY 10018 ■ t: 212.520.2210 ■ f: 212.202.6380 ■ www.Htflawyers.com